As filed with the Securities and Exchange Commission on September 16, 2021

Registration No. 333-258712

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOARING EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6670	87-2652913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

955 Fifth Avenue

New York NY 10075

(310) 209-7280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eli Baker

President and Chief Financial Officer

Soaring Eagle Acquisition Corp.

955 Fifth Avenue

New York, NY 10075

Telephone: (310) 209-7280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Jonathan P. Rochwarger White & Case LLP 1221 Avenue of the Americas New York, NY 10020 (212) 819-8200	Rachel W. Sheridan Shagufa R. Hossain Emily E. Taylor Latham & Watkins LLP 555 Eleventh Street NW Suite 1000 Washington, D.C. 20004 (202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Class A common stock, par value $0.0001 per share	77,500,000	$9.92	$768,412,500	$83,833.80

(1)

These securities are being registered solely in connection with the resale of shares of the registrant’s Class A common stock by certain selling stockholders (the “Selling Stockholders”) named in the Amendment No. 1 to this registration statement filed on September 15, 2021. The Selling Stockholders have committed to purchase up to 77,500,000 shares of Class A common stock, par value $0.0001 per share, of Soaring Eagle Acquisition Corp.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares as reported on September 10, 2021 which was $9.92 per share.

(4)	$84,890.71 previously paid.

The registrant (the “Registrant”) hereby amends this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Soaring Eagle Acquisition Corp. (the “Company” or “SRNG”) is filing this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-258712) solely to file Exhibit 5.1. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. No changes are being made to the preliminary prospectus or Items 14 or 15 of Part II to the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$83,833.80
Accounting fees and expenses	$20,000
Legal fees and expenses	$50,000
Financial printing and miscellaneous expenses	$20,000

Total	$173,833.80

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15.	Recent Sales of Unregistered Securities.

In connection with the Company’s initial formation in January 2020, Eagle Equity Partners III, LLC (the “Sponsor”) was issued 43,125,000 founder shares.

Simultaneously with the closing of the initial public offering (“IPO”) of the Company, the Sponsor purchased an aggregate of 19,250,000 private placement warrants at $1.50 per private placement warrant ($28,875,000 in the aggregate). Each private placement warrant is exercisable to purchase one share of Class A ordinary share at an exercise price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from the IPO held in the trust account. There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement securities.

Item 16.	Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

Exhibit	Description

2.1†	Merger Agreement, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. (incorporated by reference to Annex A of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

2.2	Plan of Domestication (incorporated by reference to Exhibit 2.2 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

3.1	Memorandum and Articles of Association of Soaring Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.1 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

3.2	Amended and Restated Memorandum and Articles of Association of Soaring Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.2 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

3.3	Second Amended and Restated Memorandum and Articles of Association of Soaring Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.1 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

3.4	Form of New Ginkgo Charter (incorporated by reference to Annex B of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

3.5	Form of New Ginkgo Bylaws (incorporated by reference to Annex C of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

Exhibit	Description

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

4.4	Warrant Agreement, dated as of February 23, 2021, by and among Soaring Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

5.1	Opinion of White & Case LLP as to the validity of the securities being registered.

10.1+	Form of Ginkgo Bioworks Holdings, Inc. 2021 Incentive Plan (incorporated by reference to Annex E of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.2+	Form of Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.3	Form of Subscription Agreement (reference to Annex D of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.4	Registration Rights Agreement, dated as of February 23, 2021, by and among Soaring Eagle Acquisition Corp., Eagle Equity Partners III, LLC and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

10.5	Company Stockholder Support Agreement, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and certain Supporting Stockholders of Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.3 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

10.6	Sponsor Support Agreement, dated as of May 11, 2021, by and among Eagle Equity Partners III, LLC, Ginkgo Bioworks, Inc., Soaring Eagle Acquisition Corp. and certain of its shareholders (incorporated by reference to Exhibit 10.4 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

10.7	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

10.8	Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan, as amended as of June 18, 2014 (incorporated by reference to Exhibit 10.8 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.9	Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.10	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective May 1, 2019 (incorporated by reference to Exhibit 10.10 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.11	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective September 9, 2019 (incorporated by reference to Exhibit 10.11 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.12	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective November 14, 2019 (incorporated by reference to Exhibit 10.12 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

Exhibit	Description

10.13	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective April 8, 2020 (incorporated by reference to Exhibit 10.13 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.14	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective March 15, 2021 (incorporated by reference to Exhibit 10.14 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.15	Form of Incentive Stock Option Agreement, granted under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.16	Form of Restricted Stock Unit Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.17	Form of Restricted Stock Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.18†‡	Lease Agreement, dated December 22, 2011, between Zoom Group LLC and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.18 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.19†	First Amendment to Lease Agreement, dated April 1, 2012 (incorporated by reference to Exhibit 10.19 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.20†	Second Amendment to Lease, dated August 1, 2014 (incorporated by reference to Exhibit 10.20 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.21	Third Amendment to Lease, dated August 15, 2014 (incorporated by reference to Exhibit 10.21 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.22†	Fourth Amendment to Lease, dated May 1, 2016 (incorporated by reference to Exhibit 10.22 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.23†	Fifth Amendment to Lease, dated May 31, 2016 (incorporated by reference to Exhibit 10.23 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.24	Sixth Amendment to Lease, dated August 5, 2016 (incorporated by reference to Exhibit 10.24 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.25†	Seventh Amendment to Lease, dated July 31, 2017 (incorporated by reference to Exhibit 10.25 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.26†	Eighth Amendment to Lease, dated March 23, 2018 (incorporated by reference to Exhibit 10.26 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.27†	Ninth Amendment to Lease, dated September 6, 2018 (incorporated by reference to Exhibit 10.27 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.28†	Tenth Amendment to Lease, dated July 29, 2020 (incorporated by reference to Exhibit 10.28 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.29†	Eleventh Amendment to Lease, dated August 14, 2020 (incorporated by reference to Exhibit 10.29 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.30†	Twelfth Amendment to Lease, dated January 13, 2021 (incorporated by reference to Exhibit 10.30 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.31†*	Thirteenth Amendment to Lease, dated September 6, 2021.

Exhibit	Description

10.32†‡	Lease Agreement, dated March 18, 2016, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.31 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.33†	First Amendment to Lease Agreement, dated August 13, 2018 (incorporated by reference to Exhibit 10.32 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.34†‡	Sublease, dated December 10, 2019, by and between Stanley Convergent Security Solutions, Inc., and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.33 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.35†	Storage Space License Agreement, dated July 1, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.34 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.36†	License Agreement, dated September 11, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.35 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.37‡	Supply Agreement by and between Ginkgo Bioworks, Inc. and Twist Bioscience Corporation, dated March 2, 2018 (incorporated by reference to Exhibit 10.36 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.38‡	Collaboration Agreement, dated as of September 13, 2019, by and between Ginkgo Bioworks, Inc. and Berkeley Lights, Inc. (incorporated by reference to Exhibit 10.37 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.39	Offer Letter, dated October 7, 2020, between Ginkgo Bioworks, Inc. and Mark Dmytruk (incorporated by reference to Exhibit 10.38 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.40	Ginkgo Bioworks Holdings, Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.39 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.41	Form of Founder Equity Grant Agreement (incorporated by reference to Exhibit 10.40 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

10.42	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.41 of SRNG’s Form S-4/A (File No. 333-256121), filed with the SEC on August 4, 2021).

23.1*	Consent of WithumSmith+Brown, PC.

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Wolf & Company, P.C.

23.4	Consent of White & Case LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page to the prospectus which forms part of this registration statement).

101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

Exhibit	Description

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Previously filed.
†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

‡	Certain confidential information contained in this Exhibit has been omitted because it is (i) not material and (ii) of the type that the registrant treats as private or confidential.
+	Indicates a management contract of compensatory plan.

Item 17.	Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of September, 2021.

SOARING EAGLE ACQUISITION CORP.

By:	/s/ Harry E. Sloan
Name:	Harry E. Sloan
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Harry E. Sloan Harry E. Sloan	Chief Executive Officer and Chairman (Principal Executive Officer)	September 16, 2021

/s/ Eli Baker Eli Baker	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	September 16, 2021

* Scott M. Delman	Director	September 16, 2021

* Joshua Kazam	Director	September 16, 2021

* Isaac Lee	Director	September 16, 2021

* Timothy Leiweke	Director	September 16, 2021

* Dennis A. Miller	Director	September 16, 2021

* Laurence E. Paul	Director	September 16, 2021

* By:	/s/ Harry E. Sloan
Harry E. Sloan,
Attorney-in-Fact

S-1